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                                                               EXHIBIT 23. (ii)



                     [GOLD KING MINES CORPORATION LETTERHEAD]


                  A SUBSIDIARY OF SHERIDAN RESERVE CORPORATION

                                 April 30, 1997


Nevada Manhattan Mining, Inc.
Lloyd S. Pantell APLC
10940 Wilshire Boulevard
Suite 1550
Los Angeles, California 90024-3942

        Re:  Nevada Manhattan Mining, Inc. Registration Amendment #1

Dear Mr. Pantell:

This letter confirms the undersigned has reviewed the draft prospectus to be filed in connection with the Company's Form SB-2 registration and hereby consents to the use of this organization's name as disclosed in the April 30, 1997 Prospectus, which we presume is part of Amendment 1 to the Registration Statement.

This letter shall also serve to confirm that the undersigned has received appropriate authorization from his organization to execute this letter, to provide representation herein contained, and to authorize you to provide this letter to the Securities and Exchange Commission as evidence of same.



Sincerely,

Gold King Mines Corporation


/s/ WILLIAM R. WILSON
---------------------------
    William R. Wilson
    President